Exhibit 21

                            BELCREST CAPITAL FUND LLC
                                  SUBSIDIARIES


     Name                                     Jurisdiction of Incorporation
     ----                                     -----------------------------

Belcrest Realty Corporation                             Delaware

Bel Santa Ana LLC                                       Delaware

Bel Santa Ana Management LLC                            Delaware

Bel Alliance Properties LLC                             Delaware

Bel Communities Properties Trust                        Maryland

Casco Property Trust, LLC                               Delaware

Bel Apartment Properties Trust                          Maryland